Exhibit 3.20

ARTICLES OF INCORPORATION

OF

LABARGE WIRELESS, INC.

The undersigned, being a natural person of the age of eighteen (18) years or more, and for the purpose of forming a corporation under the General and Business Corporation Law of Missouri, does hereby adopt the following Articles of Incorporation:

ARTICLE ONE

The name of the Corporation is LaBarge Wireless, Inc.

ARTICLE TWO

The address of the Corporation’s initial registered office in the State of Missouri is 906 Olive Street, St. Louis, Missouri 63101, and the name of its initial registered agent at such address is CT Corporation System.

ARTICLE THREE

The aggregate number, class and par value, if any, of shares which the Corporation shall have authority to issue shall be Thirty Thousand (30,000) shares of Common Stock, $1.00 par value.

The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect of the shares of each class are as set forth below.

ARTICLE FOUR

No holder of any stock (of any class) or other securities of this Corporation shall have any preemptive or preferential right by reason of his being a stockholder or security holder to have first offered to him, or to subscribe for, purchase or receive any part of the presently authorized stock of this Corporation, or any part of any stock of this Corporation which may hereafter be authorized, issued or sold, or any part of any debentures, bonds or other securities of this Corporation convertible into, exchangeable for, or representing, stock or securities which may at any time be authorized, issued or sold by this Corporation.

ARTICLE FIVE

The name and place of residence of the incorporator is David W. Braswell, 521 Donne Avenue, University City, Missouri 63130.

ARTICLE SIX

The number of Directors to constitute the Board of Directors of the Corporation is two (2).

ARTICLE SEVEN

The duration of the Corporation shall be perpetual.

ARTICLE EIGHT

The Corporation is formed for the following purposes:

1. To engage in any lawful act or activity for which corporations may be organized under the General and Business Corporation Law of Missouri.

2. In furtherance and not in limitation of the foregoing, to provide engineering, project management, construction, installation, and testing services for the wireless telecommunications industry.

ARTICLE NINE

The By-Laws of the Corporation may, from time to time, be made, amended or repealed by action of the shareholders of the Corporation, or by a vote of a majority of the Directors then in office; provided, that any such action by the Board of Directors may be rescinded or repealed, or may be prohibited as to any By-Law or portion thereof, by the shareholders.

IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of May, 1996.

/s/ David W. Braswell
David W. Braswell, Incorporator

STATE OF MISSOURI	)
	)	SS
CITY OF ST. LOUIS	)

I, Carol A. Head, a Notary Public, do hereby certify that on the 6th day of May, 1996, personally appeared before me David W. Braswell, who, being by me first duly sworn, declared that he is the person who signed the foregoing document as Incorporator, and that the statements therein contained are true.

/s/ Carol A. Head
Notary Public

My Commission Expires:

AMENDMENT OF ARTICLES OF INCORPORATION

OF

LABARGE WIRELESS, INC.

HONORABLE MATT BLUNT

SECRETARY OF STATE

STATE OF MISSOURI

JEFFERSON CITY, MISSOURI 65101

Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:

SECTION 1

The present name of the Corporation is LaBarge Wireless, Inc., which is the name under which it was originally organized.

SECTION 2

An amendment to the Corporation’s Articles of Incorporation was adopted by the shareholders on February 10, 2004.

SECTION 3

Article One of the Articles of Incorporation is amended to read as follows:

The name of the corporation is: LaBarge Electronics, Inc.

SECTION 4

Of the 100 shares issued and outstanding, 100 shares were entitled to vote on said amendment. All 100 shares were voted in favor of said amendment and no shares were voted against said amendment.

SECTION 5

The Amendment did not change the number or par value of authorized shares having a par value.

SECTION 6

The Amendment did not provide for any exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the value of issued shares of that class.

IN WITNESS WHEREOF, the undersigned, President, has executed this instrument and its Secretary has affixed its corporate seal hereto and attested said seal on the 10th day of February, 2004.

LABARGE WIRELESS, INC.

(Corporate Seal)	By	/s/ Craig E. LaBarge
Craig E. LaBarge, President

Attest:

/s/ Donald H. Nonnekamp
Donald H. Nonnenkamp, Secretary

STATE OF MISSOURI	)
	)	SS
CITY OF ST. LOUIS	)

I, Marilyn A. Moultrie, a Notary Public, do hereby certify that on the 10th day of February, 2004 personally appeared before me Craig E. LaBarge, who, being by me first duly sworn, declared that he is the President of LaBarge Wireless, Inc., that he signed the foregoing document as President of the Corporation, and that the statements therein contained are true.

/s/ Marilyn A Moultrie
Notary Public

My commission expires: